SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio (Address of principal executive offices)	45236 (Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing the completion of the conversion of all of its U.S. centers to the value-priced LasikPlus model.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated March 14, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: March 14, 2000	By:/s/Charles F. Hertlein, Jr. ___________________________________
Charles F. Hertlein, Jr. Assistant Secretary

Contacts:	Stephen Joffe, Chairman & CEO Larry Rapp, Treasurer & CFO LCA-Vision Inc. 513-792-9292	Joel Pomerantz (Media) Ken DiPaola (IR) The Dilenschneider Group 212-922-0900

LCA-VISION COMPLETES CONVERSION OF

ALL U.S. CENTERS TO VALUE-PRICED LASIKPLUS

Company Expects to Double Procedure Volume This Year

CINCINNATI, OH, March 14, 2000 -- LCA-Vision Inc. (NMS: LCAV), a leading U.S. provider of laser vision correction services, today announced that it has completed the conversion of its open access laser vision correction centers to value-priced LasikPlus operations. With the conversion of centers in suburban Chicago and Southern California, all 20 U.S. LCA-Vision locations are now operating as LasikPlus.

In Illinois, LCA-Vision's Schaumburg facility, which has been serving the Chicago metropolitan area since 1997, has been converted to LasikPlus. On the West Coast, LCA-Vision has opened a LasikPlus Vision Center in a modern new facility in Beverly Hills, complementing LasikPlus centers in San Bernardino and Torrance, which were converted last October. The company's LCA-Vision Center in Buffalo, New York has been consolidated with its sister center in nearby Fort Erie, Ontario, where the company continues to operate under the LCA-Vision brand name.

Since its introduction in July 1999, LasikPlus has met with resounding success. By reducing traditional pricing for laser vision correction by nearly 40 percent to $2,995 for both eyes, LasikPlus has made the procedure far more affordable for the more than 80 million Americans who are currently eligible for laser vision correction.

Commenting on completing the conversion to LasikPlus, LCA-Vision chairman and CEO Stephen Joffe said: "As promised, we completed the conversion to value-priced LasikPlus before the end of the first quarter. Along with the two brand new centers we will open in the next few weeks, LCA-Vision will begin the second quarter with 22 LasikPlus centers ready to contribute to our goal of doubling procedure volume in 2000." LCA-Vision performed 33,266 laser vision correction procedures in 1999.

Mr. Joffe also reiterated his expectation that consecutive quarter growth for the first quarter of 2000 will be up at least 20 percent from the 8,541 procedures performed in the fourth quarter of 1999 and 40 percent higher than the 7,591 procedures performed in last year's first quarter. "With just over two weeks to go before the end of the quarter, we are extremely confident we can meet these aggressive goals by a comfortable margin," he said.

"The recent royalty reduction by VISX has changed the rules in LCA-Vision's favor. While the reduction came too late to have much of an impact on first-quarter results, beginning in the second quarter we expect the lion's share of the royalty reduction to benefit our bottom line," Mr. Joffe said. "Unlike some in our business, LCA-Vision will not have to take a material charge to adjust to the new VISX arrangements."

LCA-Vision currently owns and operates a total of 23 laser vision correction centers in the U.S., Canada, and Europe. In 2000, the company plans to rollout a minimum of 10 additional LasikPlus centers in the U.S. The company also operates The National Lasik Network, a provider network that, in partnership with Cole Managed Vision, offers laser vision correction services in markets serving more than 90 percent of the U.S. population.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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